 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 14, 1997

                                                     REGISTRATION NO. 333-35187
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                             AMENDMENT NO. 2
                                      TO
                                   FORM S-1

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                                ENAMELON, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ----------------

        DELAWARE                     2834                    13-3669775
     (STATE OR OTHER           (PRIMARY STANDARD          (I.R.S. EMPLOYER
     JURISDICTION OF              INDUSTRIAL           IDENTIFICATION NUMBER)
    INCORPORATION OR          CLASSIFICATION CODE
      ORGANIZATION)                 NUMBER)

                               15 KIMBALL AVENUE
                               YONKERS, NY 10704
                                (914) 237-1308
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                              DR. STEVEN R. FOX,
                             CHAIRMAN OF THE BOARD
                                ENAMELON, INC.
                               15 KIMBALL AVENUE
                               YONKERS, NY 10704
                                (914) 237-1308
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ----------------

                                  COPIES TO:

           ERIC HONICK, ESQ.                   BARBARA L. BECKER, ESQ.
        SNOW BECKER KRAUSS P.C.                CHADBOURNE & PARKE LLP
           605 THIRD AVENUE                     30 ROCKEFELLER PLAZA
       NEW YORK, NEW YORK 10158               NEW YORK, NEW YORK 10112
          TEL: (212) 687-3860                    TEL: (212) 408-5100

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

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

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following table sets forth the costs and expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered hereunder.

  All of the amounts shown are estimates (except for the SEC and NASD filing fees).

     SEC registration fee.......................................... $ 10,040.55
     NASD fee......................................................    3,813.38
     NASDAQ filing fee.............................................   17,500.00
     Transfer agent's fee..........................................   15,000.00
     Printing and engraving expenses...............................  100,000.00
     Legal fees and expenses.......................................  100,000.00
     Blue sky filing fees and expenses (including counsel fees)....    2,500.00
     Accounting fees and expenses..................................   30,000.00
     Miscellaneous expenses........................................   21,146.07
                                                                    -----------
       Total....................................................... $300,000.00
                                                                    ===========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant's Bylaws provide that the Registrant will indemnify its directors, executive officers, other officers, employees and agents to the fullest extent permitted by Delaware law.

  The Registrant's Certificate of Incorporation provides for the elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

  Effective November 30, 1992, the Company effectuated a 100-for-one stock split of its Common Stock. In July 1993, the Company effectuated a 1.19688-for-one stock split of its Common Stock. In September 1994, the Company effectuated a one-for-1.65068 stock split of its Common Stock. In June 1995, the Company effectuated a three-for-one stock split of its Common Stock. All of the following information regarding the issuance of shares of the Company's Common Stock has been adjusted, where appropriate, to reflect such stock splits. Since July 1994, the Registrant has sold the following securities without registration under the Securities Act:

    (1) In September 1994, the Registrant sold an aggregate of 118,125 shares of its Common Stock and Warrants to purchase 59,064 shares of Common Stock at an exercise price of $1.33 a share to six unaffiliated persons, for an aggregate consideration of $157,500 ($1.33 per share ascribing no value to the Warrants).

    (2) In May 1995, the Registrant sold an aggregate of 93,750 shares of its Common Stock and Warrants to purchase 93,750 shares of Common Stock at an exercise price of $1.33 a share to eight persons, for an aggregate consideration of $125,000 ($1.33 per share ascribing no value to the Warrants). Eric Horodas, a Director of the Registrant, acquired 9,375 shares of Common Stock and 9,375 Warrants.

    (3) In June 1995 the Registrant sold an aggregate of 3,000 shares of its Common Stock to an unrelated party in consideration for services rendered to the Registrant, valued at $8,045 ($2.68 per share).

    (4) In August through December 1995, the Registrant sold an aggregate of 648,723 shares of its Common Stock to an aggregate of 112 unaffiliated persons, for an aggregate consideration of $2,594,892 ($4.00 per share).

    (5) In connection with the sales in ITEM 15(4) above, the Registrant authorized the issuance of warrants to purchase an aggregate of 26,276 shares of Common Stock at an exercise price of $4.00 per share, and 1,562 shares of Common Stock at an exercise price of $3.60 per share.

    (6) In January 1996 the Registrant sold an aggregate of 6,706 shares of its Common Stock to an unrelated party in consideration for services rendered to the Registrant, valued at $26,824 ($4.00 per share).

    (7) In January 1996, the Registrant sold an aggregate of 500,000 Units to an aggregate of 19 unaffiliated persons, for an aggregate consideration of $2,000,000 ($4.00 per Unit). Each Unit consisted of 1.103 shares of 5% Convertible Preferred Stock and 1 Common Stock Purchase Warrant, exercisable at $5.75 per share.

    (8) In connection with the placement of the offering in ITEM 15(7) above, the Registrant authorized the issuance of warrants to purchase an aggregate of 100,000 shares of Common Stock at an exercise price of $4.80 per share, and 23,750 shares of Common Stock at an exercise price of $3.60 per share.

    (9) In April 1996, the Registrant sold an aggregate of 6,250 Units to an unrelated party, for an aggregate consideration of $25,000 ($4.00 per Unit). Each Unit consisted of 1.103 shares of 5% Convertible Preferred Stock and 1 Common Stock Purchase Warrant, exercisable at $5.75 per share.

    (10) In April and May of 1997, the Registrant sold an aggregate of 35,375 shares of its Common Stock to an aggregate of four unaffiliated persons for an aggregate consideration of $100,373.

    (11) In May of 1997 the Board of Directors of the Company authorized the issuance of warrants to purchase 3,055 shares of Common Stock at $3.60 a share in settlement of certain claims.

    (12) In June 1997 the Registrant sold an aggregate of 1,080,000 shares of Common Stock to 42 unaffiliated persons, for an aggregate consideration of $14,040,000 ($13.00 per share).

  The issuances described in ITEMS 15(1),(3), (5), (6),(8) and (11) above were made in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering. The issuances described in ITEMS 15 (2), (4), (7), (9) and (12) above were made in reliance upon the exemption from the registration requirements of the Securities Act for transactions by an issuer not involving a public offering provided by Section 4(6) of the Securities Act and Regulation D promulgated thereunder. The recipients of the securities in each of the above transactions represented their intentions to acquire the securities for investment only and not with a view to or a sale in connection with any distribution thereof. Allen & Company Incorporated acted as the placement agent for the issuances described in ITEM 15(7) above and received a fee of 100,000 warrants described in 15(8). Claremont York Capital acted as a finder in such transaction and received 23,750 warrants as described in 15(8). No underwriter or underwriting discount or commission was involved in any other issuance. The issuances described in ITEM 15(10) were made in reliance upon Section 3(b) of the Securities Act and Rule 701 promulgated thereunder.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

 (a) EXHIBITS

  The following Exhibits are filed herewith and made a part hereof.

  1.1  Form of Underwriting Agreement.
  3.1  Certificate of Incorporation of the Registrant, as amended.**
  3.2  Amended and Restated By-Laws of the Registrant.**
  4.1  Specimen Copy of Stock Certificate for shares of Common Stock.**
  5.1  Opinion of Snow Becker Krauss P.C.*****
 10.1 Restated Patent License Agreement by and between the Registrant and the American Dental Association Health Foundation dated as of June 24,
       1992.**
 10.2  Amendment Agreement by and between the Registrant and the American
       Dental Association Health Foundation dated as of June 12, 1995.**
 10.3 Restated Foreign Patent License Agreement by and between the Registrant and the American Dental Health Foundation dated as of November 18,
       1992.**
 10.4 Foreign License Amendment Agreement by and between the Registrant and the American Dental Association Health Foundation dated as of June 14,
       1995.**
 10.5  The Registrant's 1993 Stock Option Plan.**
 10.6  The Registrant's Incentive Compensation Plan.**
 10.7 Employment Agreement between the Registrant and Dr. Steven R. Fox, as amended as of June 15, 1996.**
 10.8  Amended and Restated Employment Agreement between the Registrant and D.
       Brooks Cole dated as of June 1, 1995.**
 10.9  Employment Agreement between the Registrant and Norman Usen and Nu-
       Products dated as of May 1, 1995.**
 10.10 Employment Agreement between the Registrant and Anthony E. Winston dated as of January 17, 1995.**
 10.11 Employment Agreement between the Registrant and Edwin Diaz dated as of July 29, 1996.**
 10.12 Amendment, dated as of January 16, 1997, to Employment Agreement between the Registrant and Anthony Winston.***
 10.13 Amendment, dated as of July 1, 1997, to Employment Agreement between the
       Registrant and Norman Usen.*****
 10.14 Lease Agreement with Elaine Fox dated December 19, 1995.**
 10.15 Lease Agreement with Unum Life Insurance Company of America dated
       December 27, 1993.**
 10.16 Lease Agreement with East Brunswick Woods Associates, L.P. dated
       November 1995.**
 10.17 Registrant's 1997 Stock Option Plan.****
 23.1  Consent of Snow Becker Krauss P.C. (included in Exhibit 5.1).
 23.2  Consent of BDO Seidman, LLP.****
 24.1  Power of Attorney.*****

--------

   ** Incorporated by reference to the Company's Form S-1 Registration Statement effective October 24, 1996.
  *** Incorporated by reference to the Company's March 28, 1997 Form 10-KSB. **** Incorporated by reference to the Company's Form S-1 Registration
  Statement effective August 11, 1997.
***** Previously filed.

 (b) FINANCIAL STATEMENT SCHEDULES

  All other schedules have been omitted because the information to be set forth therein is not applicable or is shown in the financial statements or the notes thereto.

ITEM 17. UNDERTAKINGS.

  The Company hereby undertakes:

    (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

      (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

      (iii) include any additional or changed material information on the plan of distribution.

    (2) For determining liability under the Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

    (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

    (4) For determining liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF YONKERS, STATE OF NEW YORK, ON THE 14TH DAY OF OCTOBER 1997.

                                          ENAMELON, INC.

                                            /s/ Dr. Steven R. Fox
                                          By: _________________________________
                                            (Dr. Steven R. Fox, Chairman of
                                            the Board of Directors and Chief
                                            Executive Officer)

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS AND BY DR. STEVEN FOX AS ATTORNEY-IN-FACT FOR THE SPECIFIC PERSONS IN THE CAPACITIES WITH ENAMELON, INC. AND ON THE DATES INDICATED:

              SIGNATURE                        TITLE                 DATE

     /s/  Dr. Steven R. Fox            Chairman of the
-------------------------------------   Board of Directors       October 14,
          DR. STEVEN R. FOX             and Chief Executive       1997
                                        Officer (Principal
                                        Executive Officer)

                  *                    Treasurer, Vice
-------------------------------------   President--Finance       October 14,
             EDWIN DIAZ                 and Chief Financial       1997
                                        Officer (Principal
                                        Financial Officer)

                  *                    Director
-------------------------------------                            October 14,
         DR. BERT D. GASTER                                       1997

              SIGNATURE                         TITLE                DATE

                  *                     Director
-------------------------------------                            October 14,
         RICHARD A. GOTTERER                                      1997

                  *                     Director
-------------------------------------                            October 14,
           ERIC D. HORODAS                                        1997

                  *                     Director
-------------------------------------                            October 14,
          DR. S.N. BHASKAR                                        1997

       /s/ Dr. Steven R. Fox
*By______________________________
DR. STEVEN R. FOX ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS

 EXHIBIT                               DESCRIPTION
 -------                               -----------
   1.1   Form of Underwriting Agreement.
   3.1   Certificate of Incorporation of the Registrant, as amended.**
   3.2   Amended and Restated By-Laws of the Registrant.**
   4.1   Specimen Copy of Stock Certificate for shares of Common Stock.**
   5.1   Opinion of Snow Becker Krauss P.C.*****
  10.1   Restated Patent License Agreement by and between the Registrant and the American Dental Association Health Foundation dated as of June 24,
         1992.**
  10.2   Amendment Agreement by and between the Registrant and the American
         Dental Association Health Foundation dated as of June 12, 1995.**
  10.3   Restated Foreign Patent License Agreement by and between the
         Registrant and the American Dental Health Foundation dated as of
         November 18, 1992.**
  10.4   Foreign License Amendment Agreement by and between the Registrant and the American Dental Association Health Foundation dated as of June 14,
         1995.**
  10.5   The Registrant's 1993 Stock Option Plan.**
  10.6   The Registrant's Incentive Compensation Plan.**
  10.7   Employment Agreement between the Registrant and Dr. Steven R. Fox, as amended as of June 15, 1996.**
  10.8   Amended and Restated Employment Agreement between the Registrant and
         D. Brooks Cole dated as of June 1, 1995.**
  10.9   Employment Agreement between the Registrant and Norman Usen and Nu-
         Products dated as of May 1, 1995.**
  10.10  Employment Agreement between the Registrant and Anthony E. Winston dated as of January 17, 1995.**
  10.11  Employment Agreement between the Registrant and Edwin Diaz dated as of
         July 29, 1996.**
  10.12  Amendment, dated as of January 16, 1997, to Employment Agreement between the Registrant and Anthony Winston.***
  10.13  Amendment, dated as of July 1, 1997, to Employment Agreement between the Registrant and Norman Usen.*****
  10.14  Lease Agreement with Elaine Fox dated December 19, 1995.**
  10.15  Lease Agreement with Unum Life Insurance Company of America dated
         December 27, 1993.**
  10.16  Lease Agreement with East Brunswick Woods Associates, L.P. dated
         November 1995.**
  10.17  The Registrant's 1997 Stock Option Plan.****
  23.1   Consent of Snow Becker Krauss P.C. (included in Exhibit 5.1).
  23.2   Consent of BDO Seidman, LLP.****
  24.1   Power of Attorney.*****

--------

   ** Incorporated by reference to the Company's Form S-1 Registration
      Statement effective October 24, 1996.
  *** Incorporated by reference to the Company's March 28, 1997 Form 10-KSB. **** Incorporated by reference to the Company's Form S-1 Registration
      Statement effective August 11, 1997.
***** Previously filed.